McGladrey & Pullen
Certified Public Accountants

Exhibit 23.2

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-139403, 333-109187, 333-122145 and 333-122420) on Form S-3, Registration Statement (No. 333-51468) on Form S-3 and Registration Statement (No. 333-101502) on Form F-3 of Workstream Inc. of our report dated August 17, 2007 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K/A of Workstream Inc. for the year ended May 31, 2007.

/s/ McGladrey & Pullen

Orlando, FL
August 24, 2007